UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material Pursuant to Rule 14a-12

AEVI GENOMIC MEDICINE, INC.

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)
Title of each class of securities to which transaction applies:

(2)
Aggregate number of securities to which transaction applies:

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)
Proposed maximum aggregate value of transaction:

(5)
Total fee paid:

☐
Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)
Amount Previously Paid:

(2)
Form, Schedule or Registration Statement No.:

(3)
Filing Party:

(4)
Date Filed:

AEVI GENOMIC MEDICINE, INC.
435 Devon Park Drive, Suite 715
Wayne, Pennsylvania 19087
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To be held on September 10, 2019
To the Stockholders of Aevi Genomic Medicine, Inc.:
Notice is hereby given that a special meeting of stockholders of Aevi Genomic Medicine, Inc., a Delaware corporation, will be held at 10:00 a.m., local time, on September 10, 2019, at the offices of Pepper Hamilton LLP at 3000 Two Logan Square Philadelphia, Pennsylvania 19103, to consider and act upon the following proposals:
1.
To approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our outstanding Common Stock by a ratio of not less than one-for-twenty and not more than one-for-sixty, with the exact ratio to be set within this range by our Board of Directors in its sole discretion, at any time prior to December 31, 2019, the implementation and timing of which shall be subject to the discretion of our Board of Directors; and

2.
To consider and vote on a proposal to adjourn the special meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to approve proposal 1 above.

Our Board of Directors has no knowledge of any other business to be transacted at the special meeting. Only holders of record of the Common Stock at the close of business on July 31, 2019 are entitled to notice of and to vote at the special meeting. All stockholders are cordially invited to attend the special meeting in person.
Your vote is important to us. Whether or not you expect to attend the special meeting, please date, sign and mail the enclosed proxy card or voting instruction form or submit your proxy using the internet or telephone as soon as possible. Please review the instructions you received regarding each of these voting options. You may revoke your proxy in the manner described in the attached proxy statement at any time before it has been voted at the special meeting. Any stockholder attending the special meeting may vote in person even if he or she has returned a proxy.
Please read the attached proxy statement, as it contains important information you need to know to vote at the special meeting.
By Order of the Board of Directors,
Michael F. Cola
President and Chief Executive Officer

Wayne, Pennsylvania
August 7, 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ONSeptember 10, 2019. The Proxy Statement and the 2018 Annual Report on Form 10-K are available for viewing, printing and downloading at www.proxyvote.com

AEVI GENOMIC MEDICINE, INC.
435 Devon Park Drive, Suite 715
Wayne, Pennsylvania 19087
PROXY STATEMENT
For the Special Meeting of Stockholders
To be held on September 10, 2019
GENERAL
This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Aevi Genomic Medicine, Inc., a Delaware corporation (the “Company,” “we” or “us”) for use at the Company’s special meeting of stockholders (the “Special Meeting”) to be held at 10:00 a.m., local time, on September 10, 2019, at the offices of Pepper Hamilton LLP at 3000 Two Logan Square Philadelphia, Pennsylvania 19103, or at any adjournments thereof. The notice of Special Meeting, this proxy statement, and the accompanying proxy card are first being sent or given to stockholders commencing on or about August 7, 2019. The Company’s principal executive offices are located at 435 Devon Park Drive, Suite 715, Wayne, Pennsylvania 19087.
The Company’s Common Stock, par value $0.0001 per share (the “Common Stock”), is listed on the NASDAQ Global Market under the symbol “GNMX.” On July 25, 2019, the closing sale price of Common Stock was $0.178.
SOLICITATION
Proxies may be solicited on behalf of the Board by the Company’s directors, officers, and regular employees by mail, Internet or in person. Directors, officers, and other employees will not be paid any additional compensation for soliciting proxies. The cost of soliciting proxies, including expenses in connection with preparing, assembling and mailing the proxy materials, will be borne by the Company. Copies of solicitation materials will be furnished to brokerage houses, banks, nominees, fiduciaries and custodians to forward to beneficial owners of the Common Stock held in their names. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of the Common Stock for their reasonable expenses in forwarding solicitation materials to such beneficial owners.
RECORD DATE, OUTSTANDING SHARES, AND VOTING RIGHTS
The Board has fixed July 31, 2019 as the record date (the “Record Date”) for determining holders of Common Stock who are entitled to notice of, and to vote at, the Special Meeting. As of the Record Date, the Company had 64,766,882 shares of Common Stock outstanding and entitled to be voted. Each share of Common Stock entitles the record holder to one vote on each matter to be voted upon at the Special Meeting.
At the Special Meeting, the holders of the Common Stock will be asked to vote on the following proposals:
Proposal No. 1 To approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our outstanding Common Stock by a ratio of not less than one-for-twenty and not more than one-for-sixty, with the exact ratio to be set within this range by our Board of Directors in its sole discretion, at any time prior to December 31, 2019, the implementation and timing of which shall be subject to the discretion of our Board of Directors; and
Proposal No. 2. To consider and vote on a proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting to approve Proposal No. 1.
To conduct business at the Special Meeting, a quorum must be present. The presence, in person or by proxy, of holders of record of at least one-third of the votes represented by issued and outstanding Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum for the transaction of business at the meeting. Proxies marked “abstain” and broker non-votes (as further discussed below) will be treated as shares that are present for purposes of determining the presence of a quorum at the Special Meeting.

The affirmative vote of a majority of the shares of outstanding Common Stock on the Record Date is required for approval of Proposal 1, while the affirmative vote of a majority of the votes cast is required for approval of Proposal 2. Abstentions will have the same effect as a vote against Proposal 1. Abstentions with respect to Proposal 2 are not considered votes cast and will have no effect on the outcome of Proposal 2. Because Proposals 1 and 2 are considered to be “routine” matters, there will be no broker non-votes with respect to Proposal 1 or 2. None of the proposals, if approved, entitles stockholders to appraisal rights under Delaware law or the Company’s Amended and Restated Certificate of Incorporation.
METHODS OF VOTING
Voting in Person at the Meeting.   If you are a registered stockholder and attend the Special Meeting, you may vote in person at the meeting. If your shares of Common Stock are held in “street” name or by a nominee and you wish to vote in person at the meeting, you will need to obtain a “legal proxy” from the broker, bank or other nominee that holds your shares of Common Stock of record.
Voting by Proxy for Shares Registered Directly in the Name of the Stockholder.   If you hold your shares of Common Stock in your own name as a holder of record with the Company’s transfer agent, you may instruct the proxy holders named in the enclosed proxy card how to vote your shares of Common Stock in one of the following ways: vote via the Internet at www.proxyvote.com; call 1-800-690-6903 to vote by telephone; or sign, date and return your proxy card in the prepaid enclosed envelope to vote by mail. When a proxy is properly executed and returned, the shares it represents will be voted at the Special Meeting as directed. If a proxy card is properly executed and returned and no voting specification is indicated, your shares will be voted “for” each of Proposals 1 and 2, in accordance with the Board’s recommendations.
Voting by Proxy for Shares Registered in “Street” or Nominee Name.
If you are the beneficial owner of shares of common stock held in “street name,” meaning they are held for your account by a bank, brokerage firm or other nominee, you are deemed to be the beneficial owner of your shares. The intermediary that actually holds the shares for you is considered the record holder for the purposes of voting at the Special Meeting. As the beneficial owner, you have the right to instruct that intermediary as to how to vote the shares held in your account by following the instructions contained on the voting instruction card provided to you by that organization; such intermediary is required to vote the shares it holds on your behalf according to your instructions. The proxy materials, as well as voting and revocation instructions, should have been forwarded to you by the intermediary that holds your shares. To cause your shares to be voted at the annual meeting, you will need to follow the instructions that such intermediary provides you. Street name shareholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee.
If your shares are held in “street name,” you may also vote your shares in person at the meeting. To attend the meeting, you must bring an account statement or letter from your bank, brokerage firm or other nominee showing that you are the beneficial owner of the shares as of the record date. To vote your shares held in street name at the meeting, you will also need to obtain a “legal proxy” from the broker, bank or other nominee that holds your shares of Common Stock of record.
If your shares are held in “street name,” your bank, broker or other nominee may generally vote your shares without voting instructions from you on “routine” matters, but not on “non-routine” matters. A “broker non-vote” occurs when your broker or nominee submits a proxy for your shares, but does not indicate a vote for a particular “non-routine” proposal because your broker does not have your authority to vote on that proposal and has not received specific voting instructions from you. A broker non-vote will be counted for purposes of calculating whether a quorum is present at the Special Meeting, but will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal as to which that broker non-vote occurs.
Broker non-votes are not counted as votes for or against the proposal in question or as abstentions. However, when a proposal requires the affirmative vote of a percentage of the Company’s outstanding shares entitled to vote in order to be approved (such as Proposal 1), a broker non-vote will have the same effect as a vote against the proposal. Because both Proposals 1 and 2 are considered to be “routine” matters, there will be no broker non-votes with respect to Proposal 1 or 2. Nevertheless, if you do not provide voting instructions and your bank, broker or other nominee fails to vote your shares, this will have the same effect as a vote against Proposal 1. If you are a beneficial owner of shares registered in the name of your bank, broker or other nominee, we strongly encourage you to provide voting instructions to the bank, broker or nominee that holds your shares to ensure that your shares are voted in the manner in which you want them to be voted.
REVOCABILITY OF PROXY AND VOTING OF SHARES
Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. The proxy may be revoked by filing an instrument of revocation or a duly executed proxy bearing a later date with the Corporate Secretary of the Company, at the Company’s principal executive offices, located at 435 Devon Park Drive, Suite 715, Wayne, Pennsylvania 19087. The proxy may also be revoked by attending the Special Meeting, giving notice of revocation and voting in person. Attendance at the Special Meeting, by itself, will not constitute revocation of a proxy. If not revoked, the proxy will be voted at the Special Meeting in accordance with the stockholder’s instructions indicated on the proxy card.
OTHER MATTERS
The Board does not know of any other matter which may come before the Special Meeting. If any other matters are properly presented to the Special Meeting, it is the intention of the person named as proxy in the accompanying proxy card to vote, or otherwise to act, in accordance with their best judgment on such matters.
VOTING RESULTS
Voting results will be published in a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission (“SEC”) within four business days after the Special Meeting.
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of Common Stock as of July 15, 2019 (except as otherwise provided below) by the following individuals or entities: (i) each stockholder known to us to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) each of the Company’s named executive officers as determined in accordance with the rules of the SEC; (iii) each director; and (iv) executive officers and directors, as a group.
Beneficial ownership is determined in accordance with the SEC rules and includes voting and investment power with respect to the shares. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire currently or within 60 days after July 15, 2019 through the exercise of any stock options or other rights, including upon the exercise of warrants to purchase shares of Common Stock and the conversion of convertible notes and preferred stock into Common Stock. Such shares are deemed outstanding for computing the percentage ownership of the person holding such options or rights, but are not deemed outstanding for computing the percentage ownership of any other person.
Except as otherwise set forth below, the address of each of the persons or entities listed in the table is c/o Aevi Genomic Medicine, Inc., 435 Devon Park Drive, Suite 715, Wayne, Pennsylvania 19087.
Name	Shares Beneficially Owned
	Number	Percentage**
5% Stockholders:
The Children’s Hospital of Philadelphia Foundation(1)(6)	21,311,586	31.5%
Philip R. Harper(2)	4,924,819	7.6%
Sol J. Barer(3)	4,943,664	7.5%

Name	Shares Beneficially Owned
	Number	Percentage**
Named Executive Officers and Directors:
Sol J. Barer(3)	4,943,664	7.5%
Eugene A. Bauer(4)	357,816	*
Matthew D. Bayley(5)(6)	21,311,586	31.5%
Alastair Clemow(7)	291,780	*
Michael F. Cola(8)	2,994,246	4.4%
Barbara G. Duncan(9)	200,115	*
Joseph J. Grano, Jr.(10)	306,908	*
Garry A. Neil(11)	1,893,762	2.8%
Michael H. McInaw(12)	45,523	*
All currently-serving directors and executive officers as a group (9 persons)(13)	32,345,400	43.8%

*
Represents less than 1%.

**
Percentages calculated in accordance with SEC rules and based upon 64,766,882 shares of Common Stock outstanding as of July 15, 2019.

(1)
Information based on a Schedule 13D/A filed with the SEC by The Children’s Hospital of Philadelphia Foundation (the “Foundation”) on March 29, 2019 (the “CHOP Schedule 13D”). According to the CHOP Schedule 13D, the Foundation is the beneficial owner of  (i) 21,311,586 shares of Common Stock, consisting of 18,424,036 shares of Common Stock, 2,824,217 shares of Common Stock issuable upon the exercise of a warrant held by the Foundation, and (ii) 13,333 options having an exercise price of  $1.25 per share expiring on December 4, 2027 and 50,000 options having an exercise price of  $1.55 per share expiring on April 17, 2028 that are held by Dr. Bayley, who holds such options as nominee of the Foundation, which will receive all economic benefits associated therewith. The Foundation’s Board of Trustees, or a committee designated by the Board of Trustees, has voting and investment power over the securities. No member of the Foundation’s Board of Trustees or investment committee may act individually to vote or sell securities held by the Foundation; therefore, no individual board or committee member is deemed to beneficially own, within the meaning of Rule 13d-3, any securities held by the Foundation solely by virtue of the fact that he or she is a member of the Board of Trustees or the investment committee. The Foundation’s address is 3401 Street & Civic Center Boulevard, Philadelphia, Pennsylvania 19104.

(2)
Information based solely on a Schedule 13G filed with the SEC by Philip R. Harper on February 6, 2018 (the “Harper Schedule 13G”). According to the Harper Schedule 13G, Mr. Harper owns 4,924,819 shares of Common Stock and has sole voting and dispositive power over 4,924,819 shares of Common Stock. The address for Mr. Harper is 1850 Rose Cottage Lane, Malvern, Pennsylvania 19355.

(3)
Consists of:

(i)
1,028,032 shares of Common Stock, 15,000 options having an exercise price of  $7.25 per share expiring on January 2, 2023, 15,000 options having an exercise price of  $6.50 per share expiring on January 2, 2024, 80,000 options having an exercise price of  $7.01 per share expiring on February 18, 2025, 80,000 options having an exercise price of  $4.83 per share expiring on April 15, 2026, 80,000 options having an exercise price of  $1.32 per share expiring on June 22, 2027, 100,000 options having an exercise price of  $1.55 per share expiring on April 17, 2028 and 74,912 warrants to purchase Common Stock having an exercise price of  $2.84 per share expiring on October 17, 2022 held directly by Dr. Barer;

(ii)
153,846 shares of Common Stock held by Dr. Barer’s wife;

(iii)
200,000 options having an exercise price of  $5.22 per share expiring on September 13, 2023, held by the Sol J. Barer 2014 Grantor Retained Annuity Trust No. III, of which Dr. Barer is the sole trustee and annuitant;

(iv)
200,000 options having an exercise price of  $5.22 per share expiring on September 13, 2023, held by the Meryl Barer 2014 Grantor Retained Annuity Trust No. III, of which Dr. Barer’s wife is the sole trustee and annuitant;

(v)
365,854 shares of Common Stock held by the Sol J. Barer 2013 Grantor Retained Annuity Trust No. IV, of which Dr. Barer is the sole trustee and annuitant; and

(vi)
2,551,020 shares of Common Stock held by Barer & Son Capital LLC.

(4)
Consists of 165,715 shares of Common Stock, 28,571 options having an exercise price of  $8.19 per share expiring on September 14, 2020, 50,000 options having an exercise price of  $6.70 per share expiring on November 11, 2023, 20,000 options having an exercise price of  $7.01 per share expiring on February 18, 2025, 20,000 options having an exercise price of  $4.83 per share expiring on April 15, 2026, 20,000 options having an exercise price of  $1.32 per share expiring on June 22, 2027, 50,000 options having an exercise price of  $1.55 per share expiring on April 17, 2028 and 3,530 warrants to purchase Common Stock having an exercise price of  $2.84 per share expiring on October 17, 2022.

(5)
Includes 21,248,253 shares of Common Stock held by the Foundation, consisting of 18,424,036 shares of Common Stock, and 2,824,217 shares of Common Stock issuable upon the exercise of a warrant held by the Foundation. Dr. Bayley disclaims beneficial ownership of all of the securities held by the Foundation.

(6)
Includes 13,333 options having an exercise price of  $1.25 per share expiring on December 4, 2027 and 50,000 options having an exercise price of  $1.55 per share expiring on April 17, 2028 that are held by Dr. Bayley. Dr. Bayley holds options as nominee of the Foundation, which will receive all economic benefits associated therewith. Mr. Bayley disclaims beneficial ownership of such options.

(7)
Consists of 57,536 shares of Common Stock, 12,857 options having an exercise price of  $8.19 per share expiring on September 13, 2020, 12,857 options having an exercise price of  $6.55 per share expiring on January 11, 2021, 15,000 options having an exercise price of  $2.66 per share expiring on January 3, 2022, 15,000 options having an exercise price of  $7.25 per share expiring on January 2, 2023, 50,000 options having an exercise price of  $6.70 per share expiring on November 11, 2023, 15,000 options having an exercise price of  $6.50 per share expiring on January 2, 2024, 20,000 options having an exercise price of  $7.01 per share expiring on February 18, 2025, 20,000 options having an exercise price of  $4.83 per share expiring on April 15, 2026, 20,000 options having an exercise price of $1.32 per share expiring on June 22, 2027, 50,000 options having an exercise price of  $1.55 per share expiring on April 17, 2028 and 3,530 warrants to purchase Common Stock having an exercise price of $2.84 per share expiring on October 17, 2022.

(8)
Consists of 218,483 shares of Common Stock, 1,500,000 options having an exercise price of  $4.22 per share expiring on September 13, 2023, 17,327 options having an exercise price of  $6.45 per share expiring on April 16, 2024, 292,087 options having an exercise price of  $7.01 per share expiring on February 18, 2025, 250,000 options having an exercise price of  $4.83 per share expiring on April 15, 2026, 166,667 options having an exercise price of  $4.91 per share expiring on February 17, 2027, 34,723 options having an exercise price of  $1.32 per share expiring on August 11, 2027, 293,778 options having an exercise price of  $1.55 per share expiring on April 17, 2028, 200,000 options having an exercise price of  $1.51 per share expiring on May 14, 2028, and 21,181 warrants to purchase Common Stock having an exercise price of  $2.84 per share expiring on October 17, 2022.

(9)
Consists of 59,524 shares of Common Stock, 40,000 options having an exercise price of  $8.09 per share expiring on July 22, 2025, 20,000 options having an exercise price of  $4.83 per share expiring on April 15, 2026, 20,000 options having an exercise price of  $1.32 per share expiring on June 22, 2027, 50,000 options having an exercise price of  $1.55 per share expiring on April 17, 2028 and 10,591 warrants to purchase Common Stock having an exercise price of  $2.84 per share expiring on October 17, 2022.

(10)
Consists of:

(i)
75,683 shares of Common Stock, 15,000 options having an exercise price of  $6.50 per share expiring on January 2, 2024, 20,000 options having an exercise price of  $7.01 per share expiring on February 18, 2025, 20,000 options having an exercise price of  $4.83 per share expiring on April 15, 2026, 20,000 options having an exercise price of  $1.32 per share expiring on June 22, 2027, 50,000 options having an exercise price of  $1.55 per share expiring on April 17, 2028 and 7,061 warrants to purchase Common Stock having an exercise price of  $2.84 per share expiring on October 17, 2022;

(ii)
27,000 shares of Common Stock held by Mr. Grano’s wife;

(iii)
56,780 shares of Common Stock held by The Grano Children’s Trust; and

(iv)
15,384 shares of Common Stock held by The Grano Family Foundation.

(11)
Consists of 114,774 shares of Common Stock, 900,000 options having an exercise price of  $4.22 per share expiring on September 13, 2023, 13,532 options having an exercise price of  $6.45 per share expiring on April 16, 2024, 200,000 options having an exercise price of  $7.01 per share expiring on February 18, 2025, 200,000 options having an exercise price of  $4.83 per share expiring on April 15, 2026, 133,333 options having an exercise price of  $4.91 per share expiring on February 17, 2027, 69,445 options having an exercise price of  $1.32 per share expiring on August 11, 2027, 116,000 options having an exercise price of  $1.55 per share expiring on April 17, 2028, 133,334 options having an exercise price of  $1.51 per share expiring on May 14, 2028, and 13,344 warrants to purchase Common Stock having an exercise price of  $2.84 per share expiring on October 17, 2022.

(12)
Consists of 16,107 shares of Common Stock, 6,500 options having an exercise price of  $5.77 per share expiring on July 29, 2026, 1,000 options having an exercise price of  $4.91 per share expiring on February 17, 2027, 3,333 options having an exercise price of  $1.24 per share expiring on June 2, 2027, 3,333 options having an exercise price of  $1.32 per share expiring on August 11, 2027, 6,500 options having an exercise price of  $1.52 per share expiring on January 22, 2028 and 8,750 options having an exercise price of  $1.55 per share expiring on April 17, 2028.

(13)
Footnotes (3) through (12) are incorporated herein.

PROPOSAL NO. 1
THE REVERSE STOCK SPLIT
Overview
The Board has approved an amendment to our Amended and Restated Certificate of Incorporation to combine the outstanding shares of our Common Stock, par value $0.0001 per share, into a lesser number of outstanding shares, a so-called “reverse stock split.” As of July 31, 2019, there were 64,766,882 shares of our Common Stock outstanding. If approved by the stockholders as proposed, the Board would have the sole discretion to effect the amendment and combination at any time before December 31, 2019 and to fix the specific ratio for the combination, provided that the ratio would not be less than one-for-twenty and not more than one-for-sixty. The Board would also have the discretion to abandon the amendment prior to its effectiveness.
If approved by stockholders, the reverse stock split proposal would permit (but not require) the Board to effect a reverse stock split of our Common Stock at any time before December 31, 2019 by a ratio of not less than one-for-twenty and not more than one-for-sixty, with the specific ratio to be fixed within this range by the Board in its sole discretion without further stockholder approval. We believe that enabling the Board to fix the specific ratio of the reverse stock split within the stated range will provide us with the flexibility to implement it in a manner designed to maximize the anticipated benefits for our stockholders. In fixing the ratio, the Board may consider, among other things, factors such as the historical trading price and trading volume of our Common Stock, the number of shares of Common Stock outstanding, the then-prevailing trading price and trading volume of the Common Stock, the anticipated impact of the reverse stock split on the trading price of and market for our Common Stock, potential financing opportunities and prevailing general market and economic conditions.
If approved by our stockholders, the reverse stock split would become effective upon the filing of the amendment to the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (“Delaware Secretary of State”), or at the later time set forth in the amendment. The exact timing of the amendment will be determined by the Board based on its evaluation as to when such action will be the most advantageous to the Company and its stockholders. In addition, the Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to abandon the amendment and the reverse stock split if, at any time prior to the effectiveness of the filing of the amendment with the Delaware Secretary of State, the Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.
The proposed form of amendment to the Amended and Restated Certificate of Incorporation to effect the reverse stock split is attached as Appendix A to this proxy statement. Any amendment to the Amended and Restated Certificate of Incorporation to effect the reverse stock split will include the reverse stock split ratio fixed by the Board, within the range approved by our stockholders.
Reasons for the Reverse Stock Split
The Company’s Common Stock is listed on The NASDAQ Global Market, which has as one of the continued listing requirements that listed securities maintain a minimum bid price of not less than $1.00 per share. As previously reported, on February 6, 2019, we received written notice from the Listing Qualifications Department of NASDAQ notifying us that we are not in compliance with the minimum $1.00 per share bid price requirement, and on April 2, 2019, we received written notice from the Listing Qualifications Department of NASDAQ notifying us that we are not in compliance with the minimum $10 million stockholders’ equity requirement under NASDAQ continued listing requirements, and we do not currently meet any of the alternative compliance standards set forth in applicable continued listing requirements. On August 6, 2019, we received a written delisting notice from NASDAQ notifying us that our common stock has been scheduled for delisting from the NASDAQ Global Market. We will request an oral hearing to appeal NASDAQ’s decision to delist our common stock, accordingly we expect the delisting action to be stayed, pending a final written decision by the Hearing Panel. As a result, even if the reverse stock split proposal is approved and the reverse stock split is implemented, it is possible that the Common Stock may be delisted from the Nasdaq Global Market if the Company is unable to timely regain compliance with the NASDAQ continued listing requirements. To regain compliance, the bid price for our Common Stock must have a closing bid price of at least $1.00 per share for a minimum of ten consecutive trading days and we will need to regain compliance with the minimum $10 million stockholders’ equity requirement.
The reverse stock split proposal is intended primarily to increase our per share bid price and satisfy The NASDAQ Global Market minimum bid price continued listing requirement. Reducing the number of outstanding shares of our Common Stock should, absent other factors, increase the per share market price of the Common Stock, although we cannot provide any assurance that we will be able to meet or maintain a bid price over the minimum bid price requirement, or that we will regain compliance with the minimum $10 million stockholders’ equity requirement, to the extent needed for continued listing on The NASDAQ Global Market or any other exchange. The delisting of our Common Stock from The NASDAQ Global Market may result in decreased liquidity, increased volatility in the Common Stock, a loss of current or future coverage by certain sell-side analysts, a diminution of institutional investor interest and/or impairment of our ability to raise capital. Delisting could also cause a loss of confidence of our collaborators, vendors, suppliers, and employees, which could harm our business and future prospects. If our Common Stock were delisted from The NASDAQ Global Market, it may qualify for listing on The NASDAQ Capital Market or for quotation on the over-the-counter markets, such as the OTC Bulletin Board or OTC Markets Group Inc.
We also believe that the low market price of our Common Stock impairs its acceptability to important segments of the institutional investor community and the investing public. Many investors look upon low-priced stock as speculative in nature and, as a matter of policy, avoid investment in such stocks. Moreover, the low market price of our Common Stock may have reduced the effective marketability of its shares because of the reluctance of many brokerage firms to recommend the low-priced stock to their clients. Further, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stocks. Some of those policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of low-priced stock because the brokerage commission on a sale of low-priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher-priced issue.
In evaluating the reverse stock split proposal, in addition to the considerations described above, the Board also took into account various negative factors associated with reverse stock splits generally. These factors include the negative perception of reverse stock splits held by some investors, analysts and other stock market participants, the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined in share price and corresponding market capitalization, the adverse effect on liquidity that might be caused by a reduced number of shares outstanding and the costs associated with implementing a reverse stock split.
After considering a range of available options to regain compliance with Nasdaq’s minimum bid price requirement, in order to provide flexibility, the Board determined to seek stockholder approval for a range of reverse split ratios of not less than one-for-twenty, and not greater than one-for-sixty. The need for the range is due to the volatility of our stock price, the sales price of which ranged during this year from a high of  $1.10 to a low of  $0.15 between January 1, 2019 and August 5, 2019.
We believe that enabling the Board to set the exact reverse split ratio within the stated range will provide us with the flexibility to implement the reverse stock split in a manner designed to maximize the anticipated benefits to our stockholders. In determining whether to implement the reverse stock split and selecting the exchange ratio, the Board will consider such factors as: (1) the historical trading price and trading volume of our Common Stock; (2) the number of shares of Common Stock outstanding; (3) the then prevailing trading price and trading volume of our Common Stock; (4) the anticipated impact of the reverse stock split on the trading price of and market for our Common Stock; (5) potential financing opportunities; and (6) prevailing, general market and economic conditions.
Reducing the number of outstanding shares of our Common Stock through a reverse stock split is intended, absent other factors, to increase the per share market price of the Common Stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the reverse stock split, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the reverse stock split or that the market price of the Common Stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our Common Stock after a reverse stock split will increase in proportion to the reduction in the number of shares of Common Stock outstanding before the reverse stock split. Accordingly, the total market capitalization of our Common Stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split. In addition, the reverse stock split may not result in a market price per share that will attract certain segments of the institutional investor community and the investing public that previously refrained from investing in us because of the low market price of our Common Stock.
The Board will have sole discretion as to any implementation of, and the exact timing and actual ratio of, the reverse stock split within the range of ratios specified in this proposal and before December 31, 2019. The Board may also determine that the reverse stock split is no longer in the best interests of the Company and its stockholders and decide to abandon the reverse stock split at any time before, during, or after the Special Meeting and prior to its effectiveness, without further action by the stockholders.
Potential Effects of the Reverse Stock Split
If our stockholders approve the reverse stock split and the Board effects it, the number of shares of Common Stock issued and outstanding will be reduced, depending upon the ratio determined by the Board. The reverse stock split will affect all holders of our Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that as described below in “Fractional Shares,” holders of Common Stock otherwise entitled to a fractional share as a result of the reverse stock split because they hold a number of shares not evenly divisible by the reverse stock split ratio will, in lieu of a fractional share, be entitled, upon compliance with the applicable procedures described below, to a cash payment. In addition, the reverse stock split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).
The reverse stock split alone would have no effect on our authorized capital stock, and the total number of authorized shares would remain the same as before the reverse stock split. This would have the effect of increasing the number of shares of Common Stock available for issuance. The additional available shares would be available for issuance from time to time at the discretion of the Board when opportunities arise, without further stockholder action or the related delays and expenses, except as may be required for a particular transaction by law, the rules of any exchange on which our securities may then be listed, or other agreements or restrictions. There are no preemptive rights relating to the Common Stock. As such, any issuance of additional shares of Common Stock would increase the number of outstanding shares of Common Stock and (unless such issuance was pro-rata among existing stockholders) the percentage ownership of existing stockholders would be diluted accordingly. In addition, any such issuance of additional shares could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock.
The effective increase in the authorized number of shares of Common Stock and any subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders as such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. This proposal is not being made in response to any effort of which the Board is aware to accumulate shares of Common Stock or obtain control of the Company.
We are exploring various sources of financing, including through potential future sales of Common Stock or other securities and other strategic alternatives. In addition to sales of Common Stock, if our stockholders approve the reverse stock split and the Board effects it, the additional authorized shares of Common Stock would also be available for conversions of convertible securities that we may issue, the exercise of warrants or stock options that we may issue, acquisition transactions, strategic relationships with corporate and other partners, stock splits, stock dividends and other transactions that may contribute to the growth of our business. Any decision to issue equity will depend on, among other things, our evaluation of funding needs, developments in business and technologies, current and expected future market conditions and other factors. There can be no assurance, however, even if the reverse stock split is approved and implemented, that any financing transaction or other transaction would be undertaken or completed.

The reverse stock split will not change the terms of the Common Stock. After the reverse stock split, the shares of Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Common Stock now authorized.
After the effective time of the reverse stock split, we will continue to be subject to the periodic reporting and other requirements of the Securites Exchange Act of 1934 (the “Exchange Act”). Subject to compliance with applicable continued listing requirements, our Common Stock will continue to be listed on The NASDAQ Global Market and traded under the symbol “GNMX,” although the exchange will add the letter “D” to the end of the trading symbol for a period of 20 trading days after the effective time to indicate that a reverse stock split has occurred. After the effective time of the reverse stock split, it is expected that our Common Stock will have a new CUSIP number. The reverse stock split is not intended as, and will not have the effect of, a “going private transaction” as described by Rule 13e-3 under the Exchange Act.
After the effective time of the reverse stock split, the post-split market price of our Common Stock may be less than the pre-split price multiplied by the reverse stock split ratio. In addition, a reduction in the number of shares outstanding may impair the liquidity for our Common Stock, which may reduce the value of the Common Stock.
Effect of the Reverse Stock Split on Holders of Outstanding Common Stock
Depending on the ratio for the reverse stock split determined by our Board, a minimum of twenty and a maximum of sixty shares of existing Common Stock will be combined into one new share of Common Stock. The table below shows, as of the Record Date, the number of outstanding shares of Common Stock (excluding treasury shares) that would result from the listed hypothetical reverse stock split ratios (without giving effect to the treatment of fractional shares):
Reverse Stock Split Ratio	Approximate Number of Outstanding Shares of Common Stock Following the Reverse Stock Split
1-for-20	3.238,344
1-for-30	2,158,896
1-for-40	1,619,172
1-for-50	1,295,338
1-for-60	1,079,448
The actual number of shares issued after giving effect to the reverse stock split, if implemented, will depend on the reverse stock split ratio that is ultimately determined by our Board.
The reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.
After the effective time of the reverse stock split, our Common Stock will have new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below. After the reverse stock split, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act. Subject to compliance with NASDAQ’s continued listing requirements, our Common Stock will continue to be listed on the NASDAQ Global Market under the symbol “GNMX.”
Beneficial Holders of Common Stock
Upon the implementation of the reverse stock split, we intend to treat shares held by stockholders through a stockbroker, bank or other nominee in the same manner as registered stockholders whose shares are registered in their names. Stockbrokers, banks or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our Common Stock in street name. However, these stockbrokers, banks or other nominees may have different procedures than registered stockholders for processing the reverse stock split. Stockholders who hold shares of our Common Stock with a stockbroker, bank or other nominee and who have any questions in this regard are encouraged to contact their stockbrokers, banks or other nominees.
Registered “Book-Entry” Holders of Common Stock
Certain of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with statements reflecting the number of shares registered in their accounts. Stockholders who hold shares electronically in book-entry form with our transfer agent will not need to take action to receive evidence of their shares of post-reverse stock split Common Stock.
Holders of Certificated Shares of Common Stock
Stockholders holding shares of our Common Stock in certificated form will be sent a transmittal letter by our transfer agent after the effective time of the reverse stock split. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our Common Stock (the “Old Certificates”) to the transfer agent. Unless a stockholder specifically requests a new paper certificate or holds restricted shares, upon the stockholder’s surrender of all of the stockholder’s Old Certificates to the transfer agent, together with a properly completed and executed letter of transmittal, the transfer agent will register the appropriate number of shares of post-reverse stock split Common Stock electronically in book-entry form and provide the stockholder with a statement reflecting the number of shares registered in the stockholder’s account. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of shares of post-reverse stock split Common Stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for the appropriate number of shares of post-reverse stock split Common Stock. If an Old Certificate has a restrictive legend on its reverse side, then a new certificate will be issued with the same restrictive legend on its reverse side.
STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.
Fractional Shares
We do not currently intend to issue fractional shares in connection with the reverse stock split. In lieu of issuing fractions of shares, we intend to pay cash as follows:
•
If a stockholder’s shares are held in street name, payment for the fractional shares will be deposited directly into the stockholder’s account with the organization holding the stockholder’s shares.

•
If the stockholder’s shares are registered directly in the stockholder’s name, payment for the fractional shares will be made by check, sent to the stockholder directly from our transfer agent upon receipt of the properly completed and executed transmittal letter and original stock certificates.

•
The amount of cash to be paid for fractional shares will be equal to the product obtained by multiplying:

•
the average closing price of the Common Stock as reported by The NASDAQ Global Market for the five trading days immediately preceding the effective date of the reverse stock split, or if the Common Stock is not at such time traded on The NASDAQ Global Market, then as reported on the primary trading market for the Common Stock by

•
the amount of the fractional share.

Those stockholders who hold less than the number of shares set forth in the ratio fixed by the Board for the reverse stock split and only hold a fractional share after the reverse stock split would be eliminated as a result of the payment of cash in lieu of any fractional share interest in connection with the reverse stock split. The Board reserves the right to aggregate all fractional shares for cash and arrange for their sale, with the aggregate proceeds from such sale being distributed to the holders of fractional shares on a pro rata basis.
Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, sums due for fractional interests that are not timely claimed after the effective time of the reverse stock split may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the jurisdiction to which they were paid.
Effect of the Reverse Stock Split on Stock-Based Awards
Based upon the reverse stock split ratio, proportionate adjustments are generally required to be made to the per share exercise price or the per share base price and the number of shares issuable upon the exercise of all outstanding options. This would result in approximately the same aggregate price being required to be paid under such options upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise immediately following the reverse stock split as was the case immediately preceding the reverse stock split. However, to comply with certain regulations under the Internal Revenue Code of 1986, as amended (the “Code”), the per share exercise price or per share base price of each outstanding option would be rounded up to the nearest whole cent and the number of shares of Common Stock that could be acquired upon the exercise of each option would be rounded down to the nearest whole share. The number of shares reserved for issuance pursuant to outstanding options will be reduced proportionately based upon the reverse stock split ratio. Finally, no holder of any outstanding option would be entitled to receive payment for any fractional share.
Accounting Matters
The proposed amendment to the Certificate of Incorporation will not affect the par value of our Common Stock. As a result, at the effective time of the reverse stock split, the stated capital on our balance sheet attributable to the Common Stock will be reduced in the same proportion as the reverse stock split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Common Stock will be reclassified for prior periods to conform to the post-reverse stock split presentation.
Certain Federal Income Tax Consequences of the Reverse Stock Split
The following summary describes certain U.S. federal income tax consequences of the reverse stock split to holders of our Common Stock. This summary addresses the tax consequences only to a U.S. holder, which is a beneficial owner of the Common Stock that is either:
•
an individual citizen or resident of the United States;

•
a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust, if: (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons has the authority to control all of its substantial decisions or (ii) it was in existence before August 20, 1996 and a valid election is in place under applicable Treasury regulations to treat such trust as a U.S. person for U.S. federal income tax purposes.

This summary is based on the provisions of the Code, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this Proxy Statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the reverse stock split.
This summary does not address all of the tax consequences that may be relevant to any particular U.S. holder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by U.S. holders. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to U.S. holders in light of their personal circumstances, including the alternative minimum tax and the Medicare contribution tax on investment income. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons whose functional currency is not the U.S. dollar, partnerships or other pass-through entities, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our Common Stock as part of a position in a “straddle” or as part of a “hedging transaction,” “conversion transaction” or other integrated investment transaction for federal income tax purposes or (iii) persons that do not hold our Common Stock as “capital assets” (generally, property held for investment). This summary does not address backup withholding and information reporting. This summary does not address U.S. holders who beneficially own Common Stock through a “foreign financial institution” (as defined in Code Section 1471(d)(4)) or certain other non-U.S. entities specified in Code Section 1472. This summary does not address tax considerations arising under any state, local or foreign laws, or under federal estate or gift tax laws.
If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the record owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the reverse stock split.
General Tax Treatment of the Reverse Stock Split
The reverse stock split is intended to qualify as a “reorganization” under Section 368 of the Code that should constitute a “recapitalization” for U.S. federal income tax purposes. Assuming the reverse stock split qualifies as a reorganization, a U.S. holder generally will not recognize gain or loss upon the exchange of our shares of Common Stock for a lesser number of shares of Common Stock, based upon the reverse stock split ratio, except to the extent of cash, if any, received in lieu of fractional shares, as described below. The holding period for the shares of Common Stock received in the reverse stock split will include the period during which a U.S. holder held the shares of the Common Stock that were surrendered in the reverse stock split.
A U.S. holder’s aggregate tax basis in the lesser number of shares of Common Stock received in the reverse stock split, including any fractional share treated as received and then exchanged for cash, will be the same as such U.S. holder’s aggregate tax basis in the shares of Common Stock that such U.S. holder owned prior to the reverse stock split. The U.S. Treasury regulations provide detailed rules for allocating the tax basis and holding period of the shares of our Common Stock surrendered to the shares of Common Stock received pursuant to the reverse stock split. U.S. holders of shares of our Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
A U.S. holder that receives cash in lieu of a fractional share of post-reverse stock split shares should generally be treated as having received a fractional share pursuant to the reverse stock split and then as having exchanged such fractional share for cash in a redemption by the Company. The amount of any gain or loss should be equal to the difference between the ratable portion of the tax basis of the pre-reverse stock split shares exchanged in the reverse stock split that is allocated to such fractional share and the cash received in lieu thereof. In general, any such gain or loss will constitute a long-term capital gain or loss if the holder’s holding period for such pre-reverse stock split shares exceeds one year at the effective time of the reverse stock split. Deductibility of capital losses by holders is subject to limitations.

THE FOREGOING IS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND DOES NOT CONSTITUTE A TAX OPINION. EACH U.S. HOLDER OF THE COMPANY’S COMMON STOCK SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.
Appraisal Rights
Stockholders will not be entitled to appraisal rights under the General Corporation Law of the State of Delaware (the “DGCL”) with respect to the proposed amendment to the Amended and Restated Certificate of Incorporation to effect the reverse stock split, and we do not intend to independently provide stockholders with such rights.
Vote Required
The affirmative vote of a majority of the outstanding shares of Common Stock is required for the approval of this Proposal. Abstentions will have the effect of a vote against this Proposal. Because this Proposal is considered a “routine” matter, there will be no broker non-votes with respect to this Proposal.
THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” APPROVAL OF PROPOSAL NO. 1.

PROPOSAL NO. 2
APPROVAL OF POSSIBLE ADJOURNMENT OF THE SPECIAL MEETING
If the Company fails to receive a sufficient number of votes to approve Proposal No. 1, the Company may propose to adjourn the Special Meeting for a period of not more than 21 days, for the purpose of soliciting additional proxies to approve such proposal. The Company currently does not intend to propose adjournment at the Special Meeting if there are sufficient votes to approve Proposal No. 1.
Vote Required
The affirmative vote of a majority of the votes properly cast at the Special Meeting is required for the approval of this Proposal. Abstentions and broker non-votes with respect to this Proposal are not considered votes cast and will have no effect on the outcome of this Proposal. Nevertheless, because this Proposal is considered a “routine” matter, there will be no broker non-votes with respect to this Proposal.
THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” APPROVAL OF PROPOSAL NO. 2, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF PROPOSAL NO. 1.

COMMUNICATION WITH THE BOARD OF DIRECTORS
Stockholders may send written communications for the Board to the attention of the Corporate Secretary, Aevi Genomic Medicine, Inc., 435 Devon Park Drive, Suite 715, Wayne, Pennsylvania 19087. Any such communication should clearly indicate that it is intended for the Board of Directors and any communication intended for a particular Board member or committee should clearly state the intended recipient. All such communications will be relayed accordingly, except for mass mailings, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material.
“HOUSEHOLDING” OF PROXY MATERIALS
The SEC’s rules allow a single copy of this proxy statement and related materials to be delivered to multiple stockholders sharing the same address in a manner provided by these rules unless contrary instructions have been received from such stockholders. This practice is referred to as “householding” and can result in significant savings of paper and mailing costs. Although the Company does not household for its registered stockholders, some brokers household Company’s proxy statement and related materials, delivering a single copy of such documents to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholder. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of Company’s proxy statement and related materials, or if you are receiving multiple copies of Company’s proxy statement and related materials and wish to receive only one, please notify your broker. The Company will deliver promptly upon written or oral request a separate copy of the proxy statement and related materials to a stockholder at a shared address to which a single copy of the proxy statement and related materials were delivered. For copies of this proxy statement and related materials, you may write to Company’s Corporate Secretary at Aevi Genomic Medicine, Inc., 435 Devon Park Drive, Suite 715, Wayne, Pennsylvania 19087.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. SEC filings are also available at the SEC’s website at http://www.sec.gov.
The Company also maintains a website at www.aevigenomics.com, through which you can access Company’s SEC filings. The information set forth on, or accessible from, Company’s website is not part of this proxy statement.
The Board hopes that stockholders will attend the Special Meeting. Whether or not you plan to attend, you are urged to vote your shares in advance in the manner most convenient for you. A prompt response will greatly facilitate arrangements for the Special Meeting, and your cooperation will be appreciated. Stockholders who attend the Special Meeting may vote their shares even though they have sent in their proxies.
By Order of the Board of Directors,
Michael F. Cola
President and Chief Executive Officer

Wayne, Pennsylvania
August 7, 2019

Appendix A
CERTIFICATE OF AMENDMENT
OF THE AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
AEVI GENOMIC MEDICINE, INC.

Pursuant to Sections 228 and 242 of
the General Corporation Law of the
State of Delaware

Aevi Genomic Medicine, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:
1. The name of the corporation is Aevi Genomic Medicine, Inc.
2. This Certificate of Amendment amends the provisions of the corporation’s Amended and Restated Certificate of Incorporation, which was previously filed with the Secretary of State of the State of Delaware on December 3, 2007, and amended by that certain Certificate of Amendment to the Amended and Restated Certificate of Incorporation, which was previously filed with the Secretary of State of the State of Delaware on June 4, 2009, and further amended by that certain Certificate of Amendment to the Amended and Restated Certificate of Incorporation, which was previously filed with the Secretary of State of the State of Delaware on February 14, 2011, and further amended by that certain Certificate of Amendment to the Amended and Restated Certificate of Incorporation, which was previously filed with the Secretary of State of the State of Delaware on December 14, 2016, and further amended by that certain Certificate of Amendment to the Amended and Restated Certificate of Incorporation, which was previously filed with the Secretary of State of the State of Delaware on October 17, 2017 (collectively, the “Certificate of Incorporation”).
3. Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) of this Certificate of Amendment, each [•]1 shares of the Company’s Common Stock, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time shall automatically be combined into one validly issued, fully paid and non-assessable share of Common Stock without any further action by the Company or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No fractional shares shall be issued at the Effective Time and, in lieu thereof, the Company’s transfer agent shall aggregate all fractional shares and sell them as soon as practicable after the Effective Time at the then-prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share, and after the transfer agent’s completion of such sale, stockholders shall receive a cash payment (without interest or deduction) from the transfer agent in an amount equal to their respective pro rata shares of the total net proceeds of that sale.
4. The amendment set forth in this Certificate of Amendment was duly adopted by (i) the Board of Directors of the Corporation in accordance with Section 242(b)(1) of the General Corporation Law of the State of Delaware (the “DGCL”) and (ii) the stockholders of the Corporation in accordance with Section 242(b)(2) of the DGCL.
5. This amendment shall be effective for accounting purposes only as of 12:01 a.m. Eastern Time on [•], 2019.

1
To reflect the final ratio determined by the Board of Directors within the range approved by the Company’s stockholders.

A-1

IN WITNESS WHEREOF, Aevi Genomic Medicine, Inc. has caused this Certificate of Amendment to be executed by its duly authorized officer on this [•] day of  [•], 2019.
Aevi Genomic Medicine, Inc.
By:
/s/ Michael F. Cola

Name: Michael F. Cola
Title:   President and Chief Executive Officer
A-2

AEVI GENOMIC MEDICINE, INC.435 DEVON PARK DRIVE, BUILDING 700WAYNE, PENNSYLVANIA 19087 VOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE – 1-[e28060] 800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS. DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR proposal 1. For Against Abstain 1. To approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our outstanding Common Stock by a ratio of not less than one-for-twenty and not more than one-for-sixty, with the exact ratio to be set within this range by our Board of Directors in its sole discretion. o o o The Board of Directors recommends you vote FOR proposal 2. For Against Abstain 2. To consider and vote on a proposal to adjourn the special meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to approve proposal 1 above o o o NOTE: In their discretion, as to such other proper business as may come before the meeting and any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement and Annual Report on Form10-K are available at www.proxyvote.com PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AEVI GENOMIC MEDICINE, INC. The undersigned hereby appoints Michael F. Cola and Sol J. Barer, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Aevi Genomic Medicine, Inc. (the “Company”) which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Stockholders of the Company to be held September 10, 2019 or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE FOR THE REVERSE STOCK SPLIT UNDER PROPOSAL 1, FOR THE ADJOURNMENT PROPOSAL UNDER PROPOSAL 2, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. (Continued and to be marked, dated and signed, on the other side)